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                                  EXHIBIT 23.3

                                                               June 10, 1996

American Science and Engineering, Inc.:

         We are aware that American Science and Engineering, Inc. has incorporated by reference in this registration statement on Form S-8 for the American Science and Engineering, Inc. 1993 Stock Option Plan for new Non-Employee directors, 1994-1995 Stock Option Plan for Non-Employee Directors, 1994-1995 Stock Option Plan for New Employees, and Ralph Sheridan Employment Agreement, to be filed June 12, 1996, its Form 10-Q for the quarters ended June 30, 1995, September 29, 1995 and December 29, 1995, which include our reports dated August 11, 1995, November 1, 1995, and January 26, 1996, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities of 1933, those reports are not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

         Very truly yours,

         Arthur Andersen LLP